Exhibit 11

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Offering Statement on Form 1-A, Amendment No. 2 , of our Independent Public Accounting Report dated March 29, 2021 relating to the financial statements of Stratus Capital Corp. as of, and for the years ended, December 31, 2020 and 2019. Our report included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Very truly yours,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

a dba of Heaton & Company, PLLC

Farmington, Utah

Dated: May 4 , 2021